Exhibit 99.1

Contact:	Richard S. Lindahl
	Chief Financial Officer	1919 North Lynn Street
	(571) 303-6956	Arlington, Virginia 22209
	jconnor@executiveboard.com	www.executiveboard.com

CEB REPORTS FOURTH QUARTER RESULTS AND PROVIDES 2013 GUIDANCE

CEB Reports Total Revenue Growth of 46.8%, Operating Cash Flow Growth of 21.8%,

CEB Segment Contract Value Growth of 12.5%, and Increases Quarterly Cash Dividend by 30%

ARLINGTON, Va. – Feb. 6, 2013 – The Corporate Executive Board Company (“CEB” or the “Company”) (NYSE: CEB) today announces financial results for the fourth quarter and year ended December 31, 2012. The financial results include the results of operations of SHL Group Holdings 1 Limited and its subsidiaries (“SHL”) for the entire fourth quarter of 2012 and from August 2, 2012 (the date of acquisition) for the full year of 2012. Revenue increased 46.8% to $193.7 million in the fourth quarter of 2012 from $132.0 million in the fourth quarter of 2011. Income from continuing operations in the fourth quarter of 2012 was $7.2 million, or $0.21 per diluted share, compared to $19.9 million, or $0.59 per diluted share, in the same period of 2011. Adjusted net income was $23.6 million and Non-GAAP diluted earnings per share were $0.69 in the fourth quarter of 2012 compared to $21.7 million and $0.65 in the same period of 2011, respectively.

In 2012, revenue was $622.7 million, a 28.5% increase from $484.7 million for 2011. Income from continuing operations in 2012 was $37.1 million, or $1.10 per diluted share, compared to $57.4 million, or $1.67 per diluted share, in 2011. Income from continuing operations in 2012 includes $24.5 million of costs primarily associated with the acquisition and integration of SHL. Adjusted net income was $86.2 million and Non-GAAP diluted earnings per share were $2.55 in 2012 compared to $64.3 million and $1.87 in 2011, respectively.

“CEB’s 2012 results reflect our success at helping our customers navigate a complex environment,” said Tom Monahan, Chairman and CEO. “Continued momentum across most of our businesses provides us with the resources to invest in growth and to return capital to shareholders. We are planning for a year of continued solid top-line growth, attractive margins, and increased investment to realize both short and long term growth opportunities.”

OUTLOOK FOR 2013

The Company’s 2013 annual guidance is as follows: Adjusted revenue of $825 to $845 million, revenue of $812 to $832 million, capital expenditures of $29 to $31 million, Non-GAAP diluted earnings per share of $2.85 to $3.15, an Adjusted EBITDA margin between 25.0% and 26.5%, and depreciation and amortization expense of $62 to $64 million. Adjusted revenue refers to revenue before the impact of the reduction of SHL revenue recognized in the post-acquisition period to reflect the adjustment of deferred revenue at the SHL acquisition date to fair value.

FOURTH QUARTER SEGMENT HIGHLIGHTS

Since the August 2012 acquisition of SHL, the Company has had two operating segments, CEB and SHL. The CEB segment includes the legacy CEB products and services provided to senior executives and their teams to drive corporate performance. SHL provides cloud-based solutions for talent assessment and talent mobility as well as professional services that support those solutions. Beginning with the fourth quarter of 2012, Personnel Decisions Research Institutes, Inc. (“PDRI”), a subsidiary acquired as part of the SHL acquisition, is included in the CEB segment. PDRI provides customized personnel assessment tools and services to various agencies of the U.S. Government. The Company’s segment disclosures for the year ended December 31, 2012 have been recast for comparative purposes to include PDRI in the CEB segment. The SHL segment represents the acquired SHL business except for PDRI.

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CEB Reports Fourth Quarter Results and Provides 2013 Guidance

Feb. 6, 2013

CEB Segment

CEB segment revenue increased 18.0% in the fourth quarter of 2012 to $155.7 million from $132.0 million in the same period of 2011. There was $7.5 million of PDRI revenue included in CEB segment revenue in the fourth quarter of 2012. CEB segment Adjusted EBITDA in the fourth quarter of 2012 was $43.0 million compared to $40.6 million in the same period of 2011. CEB segment Adjusted EBITDA margin in the fourth quarter of 2012 was 27.6% of segment revenue compared to 30.8% in the fourth quarter of 2011.

CEB segment revenue increased 16.4% during 2012 to $564.1 million from $484.7 million in 2011. There was $12.6 million of PDRI revenue included in CEB segment revenue in 2012. CEB segment Adjusted EBITDA in 2012 was $154.6 million compared to $120.8 million in 2011. CEB segment Adjusted EBITDA margin in 2012 was 27.4% of segment revenue compared to 24.9% in 2011.

CEB segment Contract Value at December 31, 2012 increased 12.5% to $561.8 million compared to $499.4 million at December 31, 2011. CEB segment Wallet retention rate at December 31, 2012 was 102% compared to 100% at December 31, 2011. CEB segment Contract Value per member institution increased 6.0% at December 31, 2012 to $92,252 from $87,040 at December 31, 2011.

SHL Segment

SHL segment revenue was $38.1 million in the fourth quarter of 2012. SHL segment Adjusted EBITDA in the fourth quarter of 2012 was $11.6 million. SHL segment Adjusted EBITDA margin in the quarter was 24.8% of segment Adjusted revenue.

SHL segment revenue was $58.6 million in 2012. SHL segment Adjusted EBITDA in 2012 was $19.6 million. SHL segment Adjusted EBITDA margin in 2012 was 25.9% of segment Adjusted revenue.

SHL segment Wallet retention rate at December 31, 2012 was 97%. Unlike CEB members, a majority of SHL customers do not typically enter into contracts for fixed periods, so Contract Value is not a relevant operating statistic for the SHL segment.

QUARTERLY DIVIDEND

The Company announces that its Board of Directors has approved a cash dividend on its common stock for the first quarter of 2013 of $0.225 per share, an increase of 30% compared to the dividend paid in the fourth quarter of 2012. The Company will fund its dividend payments with cash on hand and cash generated from operations. The dividend is payable on March 29, 2013 to stockholders of record on March 15, 2013.

SHARE REPURCHASE

In the fourth quarter of 2012, the Company repurchased approximately 240,000 shares of its common stock at a total cost of $10.0 million. These purchases were made pursuant to the Company’s prior stock repurchase authorization, which expired on December 31, 2012.

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CEB Reports Fourth Quarter Results and Provides 2013 Guidance

Feb. 6, 2013

On February 5, 2013, the Company’s Board of Directors approved a new $50 million stock repurchase program, which is authorized through December 31, 2014. Repurchases may be made through open market purchases or privately negotiated transactions. The timing of repurchases and the exact number of shares of common stock to be repurchased will be determined by CEB’s management, in its discretion, and will depend upon market conditions and other factors. The program will be funded using the Company’s cash on hand and cash generated from operations.

NON-GAAP FINANCIAL MEASURES

This press release and the accompanying tables, as well as earnings discussions, include a discussion of Adjusted revenue, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income, and Non-GAAP diluted earnings per share, all of which are non-GAAP financial measures provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Beginning in the third quarter of 2012, we changed our definition of these non-GAAP measures to provide enhanced insight into the financial performance of our business. Specifically, we are now adjusting for the impact of the deferred revenue fair value adjustment, share-based compensation, and amortization of acquisition related intangibles when calculating these metrics.

The term “Adjusted revenue” refers to revenue before impact of the reduction of SHL revenue recognized in the post-acquisition period to reflect the adjustment of deferred revenue at the SHL acquisition date to fair value (the “deferred revenue fair value adjustment”).

The term “Adjusted EBITDA” refers to a financial measure that we define as net income before loss from discontinued operations, net of provision for income taxes; interest expense, net; depreciation and amortization; provision for income taxes; the impact of the deferred revenue fair value adjustment; acquisition related costs; share-based compensation; costs associated with exit activities; restructuring costs; and gain on acquisition.

The term “Adjusted EBITDA margin” refers to Adjusted EBITDA as a percentage of Adjusted revenue.

The term “Adjusted Net Income” refers to net income before loss from discontinued operations, net of provision for income taxes and excludes the after tax effects of the impact of the deferred revenue fair value adjustment, acquisition related costs, share-based compensation, amortization of acquisition related intangibles, costs associated with exit activities, restructuring costs, and gain on acquisition.

“Non-GAAP Diluted Earnings per Share” refers to diluted earnings per share before the per share effect of loss from discontinued operations, net of provision for income taxes and excludes the after tax per share effects of the impact of the deferred revenue fair value adjustment, acquisition related costs, share-based compensation, amortization of acquisition related intangibles, costs associated with exit activities, restructuring costs, and gain on acquisition.

We believe that these non-GAAP financial measures are relevant and useful supplemental information for evaluating our results of operations as compared from period to period and as compared to our competitors. We use these non-GAAP financial measures for internal budgeting and other managerial purposes, when publicly providing the Company’s business outlook, and as a measurement for potential acquisitions. These non-GAAP financial measures are not defined in the same manner by all companies and therefore may not be comparable to other similar titled measures used by other companies.

These non-GAAP measures may be considered in addition to results prepared in accordance with GAAP, but they should not be considered a substitute for, or superior to, GAAP results. We intend to continue to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting.

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CEB Reports Fourth Quarter Results and Provides 2013 Guidance

Feb. 6, 2013

A reconciliation of these non-GAAP measures to the most directly comparable GAAP measure is included in the accompanying tables.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements using words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” and variations of such words or similar expressions are intended to identify forward-looking statements. In addition, all statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to our 2013 annual guidance. You are hereby cautioned that these statements are based upon our expectations at the time we make them and may be affected by important factors including, among others, the factors set forth below and in our filings with the U.S. Securities and Exchange Commission (“SEC”), and consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. Factors that could cause actual results to differ materially from those indicated by forward-looking statements include, among others, our dependence on renewals of our membership-based services, the sale of additional programs to existing members and our ability to attract new members, our potential failure to adapt to changing member needs and demands, our potential failure to develop and sell, or expand sales markets for our SHL tools and services, our potential inability to attract and retain a significant number of highly skilled employees or successfully manage succession planning issues, fluctuations in operating results, our potential inability to protect our intellectual property rights, our potential inability to adequately maintain and protect our information technology infrastructure and our member and client data, potential confusion about our rebranding, including our integration of the SHL brand, our potential exposure to loss of revenue resulting from our unconditional service guarantee, exposure to litigation related to our content, various factors that could affect our estimated income tax rate or our ability to use our existing deferred tax assets, changes in estimates, assumptions or revenue recognition policies used to prepare our consolidated financial statements, our potential inability to make, integrate and maintain acquisitions and investments, the amount and timing of the benefits expected from acquisitions and investments including our acquisition of SHL, our potential inability to effectively manage the risks associated with the indebtedness we incurred and the senior secured credit facilities we entered into in connection with our acquisition of SHL or any additional indebtedness we may incur in the future, our potential inability to effectively manage the risks associated with our international operations, including the risk of foreign currency exchange fluctuations, and our potential inability to effectively anticipate, plan for and respond to changing economic and financial markets conditions, especially in light of ongoing uncertainty in the worldwide economy and possible volatility of our stock price. Various important factors that could cause our actual results to differ from our expected or historical results are discussed more fully in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our filings with the SEC, including, but not limited to, our Quarterly Report on Form 10-Q filed in November 2012 and our 2011 Annual Report on Form 10-K. The forward-looking statements in this press release are made as of February 6, 2013, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

ABOUT CEB

CEB is the leading member-based advisory company. By combining the best practices of thousands of member companies with our advanced research methodologies and human capital analytics, we equip senior leaders and their teams with insight and actionable solutions to transform operations. This distinctive approach, pioneered by CEB, enables executives to harness peer perspectives and tap into breakthrough innovation without costly consulting or reinvention. The CEB member network includes more than 16,000 executives and the majority of top companies globally. CEB is also the global leader in cloud-based talent measurement and management solutions. For more information visit www.executiveboard.com.

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CEB Reports Fourth Quarter Results and Provides 2013 Guidance

Feb. 6, 2013

THE CORPORATE EXECUTIVE BOARD COMPANY

Financial Highlights and Other Operating Statistics

	Selected Percentage Changes	Three Months Ended December 31,		Selected Percentage Changes	Year Ended December 31,
		2012	2011		2012	2011
Financial Highlights:
(In thousands, except per share data)
Revenue	46.8%	$193,720	$131,951	28.5%	$622,654	$484,663
Income from continuing operations	(63.9)%	$7,181	$19,873	(35.5)%	$37,051	$57,447
Net income	(57.6)%	$7,181	$16,950	(29.6)%	$37,051	$52,655
Adjusted net income	8.5%	$23,561	$21,706	34.0%	$86,153	$64,317
Earnings per diluted share from continuing operations	(64.4)%	$0.21	$0.59	(34.1)%	$1.10	$1.67
Non-GAAP diluted earnings per share	6.2%	$0.69	$0.65	36.4%	$2.55	$1.87
Other Operating Statistics:
CEB segment Contract Value (in thousands)*				12.5%	$561,823	$499,424
CEB segment Member institutions				6.1%	6,090	5,738
CEB segment Contract Value per member institution				6.0%	$92,252	$87,040
CEB segment Wallet retention rate**					102%	100%
SHL segment Wallet retention rate***					97%	—

*	We define “CEB segment Contract Value,” at the end of the quarter, as the aggregate annualized revenue attributed to all agreements in effect on such date, without regard to the remaining duration of any such agreement. CEB segment Contract Value does not include the impact of PDRI.
**	We define “CEB segment Wallet retention rate,” at the end of the quarter, as the total current year CEB segment Contract Value from prior year members as a percentage of the total prior year CEB segment Contract Value. The CEB segment Wallet retention rate does not include the impact of PDRI.
***	We define “SHL segment Wallet retention rate,” at the end of the quarter on a constant currency basis, as the last current 12 months of total SHL segment Adjusted Revenue from prior year customers as a percentage of the prior 12 months of total SHL segment Adjusted Revenue.

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CEB Reports Fourth Quarter Results and Provides 2013 Guidance

Feb. 6, 2013

THE CORPORATE EXECUTIVE BOARD COMPANY

Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
Revenue (1)	$193,720	$131,951	$622,654	$484,663
Costs and expenses:
Cost of services	72,606	43,302	223,766	167,258
Member relations and marketing	54,497	35,923	178,204	142,324
General and administrative	22,403	14,635	73,629	61,668
Acquisition related costs (2)	3,243	—	24,529	—
Depreciation and amortization	15,597	4,702	37,858	16,928

Total costs and expenses	168,346	98,562	537,986	388,178

Operating profit	25,374	33,389	84,668	96,485
Other (expense) income, net
Interest income and other (3)	(715)	731	1,834	372
Interest expense	(6,655)	(192)	(11,882)	(550)

Other (expense) income, net	(7,370)	539	(10,048)	(178)

Income from continuing operations before provision for income taxes	18,004	33,928	74,620	96,307
Provision for income taxes	10,823	14,055	37,569	38,860

Income from continuing operations	7,181	19,873	37,051	57,447
Loss from discontinued operations, net of provision for income taxes	—	(2,923)	—	(4,792)

Net income	$7,181	$16,950	$37,051	$52,655

Basic earnings (loss) per share	$0.21	$0.51	$1.11	$1.55
Continuing operations	0.21	0.60	1.11	1.69
Discontinued operations	$—	$(0.09)	$—	$(0.14)
Diluted earnings (loss) per share	$0.21	$0.50	$1.10	$1.53
Continuing operations	0.21	0.59	1.10	1.67
Discontinued operations	$—	$(0.09)	$—	$(0.14)
Weighted average shares outstanding
Basic	33,463	33,298	33,462	34,071
Diluted	33,802	33,583	33,821	34,419
Percentages of Adjusted Revenue
Cost of services	35.9%	32.8%	35.0%	34.5%
Member relations and marketing	26.9%	27.2%	27.9%	29.4%
General and administrative	11.1%	11.1%	11.5%	12.7%
Depreciation and amortization	7.7%	3.6%	5.9%	3.5%
Operating profit	12.5%	25.3%	13.2%	19.9%
Adjusted EBITDA (4)	27.0%	30.8%	27.2%	24.9%

(1)	Net of an $8.7 million and $17.1 million reduction to reflect the impact of the SHL deferred revenue fair value adjustment in the three months and year ended December 31, 2012, respectively.
(2)	Acquisition related costs incurred in the year ended December 31, 2012 primarily relate to the acquisition and integration of SHL and include $14.7 million of transaction costs, a $5.1 million settlement of the forward currency contract that the Company put in place on July 2, 2012 to hedge its obligation to pay a portion of the gross SHL purchase price in British pound sterling, and $4.7 million of integration costs.

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CEB Reports Fourth Quarter Results and Provides 2013 Guidance

Feb. 6, 2013

(3)	Interest income and other in the three months ended December 31, 2012 includes a $0.3 million increase in the fair value of deferred compensation plan assets, $0.1 million of interest income offset by $1.1 million of foreign currency losses. Interest income and other in the three months ended December 31, 2011 includes a $0.9 million increase in the fair value of deferred compensation plan assets and $0.2 million of interest income offset by a $0.4 million foreign currency loss. Interest income and other for the year ended December 31, 2012 includes a $1.7 million increase in the fair value of deferred compensation plan assets, $1.1 million of interest income and $0.3 million of other income offset by $1.3 million of foreign currency losses. Interest income and other for the year ended December 31, 2011 includes $1.2 million of interest income offset by $0.5 million decrease in the fair value of deferred compensation plan assets and a $0.3 million foreign currency loss.
(4)	See “NON-GAAP Financial Measures” for further explanation.

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CEB Reports Fourth Quarter Results and Provides 2013 Guidance

Feb. 6, 2013

THE CORPORATE EXECUTIVE BOARD COMPANY

Segment Operating Results

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
Adjusted Revenue (1)
CEB segment	$155,660	$131,951	$564,062	$484,663
SHL segment (2)	46,808	—	75,726	—

	$202,468	$131,951	$639,788	$484,663

Adjusted EBITDA (1)
CEB segment	$43,037	$40,619	$154,600	$120,757
SHL segment	11,598	—	19,589	—

	$54,635	$40,619	$174,189	$120,757

Adjusted EBITDA Margin (1)
CEB segment	27.6%	30.8%	27.4%	24.9%
SHL segment	24.8	—	25.9	—

	27.0%	30.8%	27.2%	24.9%

(1)	See “Non-GAAP Financial Measures” for further explanation.
(2)	Includes an $8.7 million and $17.1 million increase to revenue to reflect the impact of the SHL deferred revenue fair value adjustment in the three months and year ended December 31, 2012, respectively.

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CEB Reports Fourth Quarter Results and Provides 2013 Guidance

Feb. 6, 2013

THE CORPORATE EXECUTIVE BOARD COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,
	2012	2011
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$72,699	$133,429
Marketable securities	—	3,794
Accounts receivable, net (1)	239,599	154,255
Deferred income taxes, net	15,669	17,844
Deferred incentive compensation	19,984	17,330
Prepaid expenses and other current assets	19,068	21,624

Total current assets	367,019	348,276
Deferred income taxes, net	283	20,490
Marketable securities	—	6,722
Property and equipment, net	96,962	80,981
Goodwill	471,299	29,492
Intangible assets, net	335,191	13,581
Other non-current assets	51,495	34,150

Total assets	$1,322,249	$533,692

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$84,363	$46,067
Accrued incentive compensation	53,927	37,884
Deferred revenue (2)	365,747	284,935
Deferred income taxes, net	3,537	—
Debt – current portion	12,479	—

Total current liabilities	520,053	368,886
Deferred income taxes	58,850	1,436
Other liabilities	98,641	83,806
Debt – long term	528,280	—

Total liabilities	1,206,747	454,128
Total stockholders’ equity	115,502	79,564

Total liabilities and stockholders’ equity	$1,322,249	$533,692

(1)	Includes accounts receivable, net, of $52.2 million at December 31, 2012 related to the SHL segment and PDRI.
(2)	Includes deferred revenue of $41.6 million at December 31, 2012 related to the SHL segment and PDRI.

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CEB Reports Fourth Quarter Results and Provides 2013 Guidance

Feb. 6, 2013

THE CORPORATE EXECUTIVE BOARD COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2012	2011
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$37,051	$52,655
Adjustments to reconcile net income to net cash flows provided by operating activities:
Loss on disposal of discontinued operations	—	3,503
Depreciation and amortization	37,858	17,710
Amortization of credit facility issuance costs	1,771	—
Deferred income taxes	(8,457)	21,211
Share-based compensation	9,214	8,118
Excess tax benefits from share-based compensation arrangements	(2,101)	(1,949)
Foreign currency translation loss	229	330
Amortization of marketable securities premiums, net	68	194
Changes in operating assets and liabilities:
Accounts receivable, net	(39,714)	(13,088)
Deferred incentive compensation	(2,644)	(1,723)
Prepaid expenses and other current assets	18,481	(11,517)
Other non-current assets	(7,444)	(2,661)
Accounts payable and accrued liabilities	405	(5,464)
Accrued incentive compensation	10,742	(2,708)
Deferred revenue	58,871	34,200
Other liabilities	7,825	1,440

Net cash flows provided by operating activities	122,155	100,251
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(17,498)	(10,203)
Acquisition of businesses, net of cash acquired	(669,086)	(6,193)
Proceeds from sale of discontinued operations	—	1,779
Cost method investment	—	(150)
Maturities of marketable securities	10,254	9,845

Net cash flows used in investing activities	(676,330)	(4,922)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from credit facility	555,000	—
Payments of credit facility	(10,000)	—
Credit facility issuance costs	(19,176)	(542)
Proceeds from the exercise of common stock options	1,423	1,660
Proceeds from issuance of common stock under the employee stock purchase plan	613	502
Acquisition of businesses, contingent consideration	—	(3,650)
Excess tax benefits from share-based compensation arrangements	2,101	1,949
Withholding of shares to satisfy minimum employee tax withholding for restricted stock units	(3,767)	(3,001)
Purchase of treasury shares	(10,007)	(40,307)
Payment of dividends	(23,403)	(20,426)

Net cash flows provided by (used in) financing activities	492,784	(63,815)
Effect of exchange rates on cash	661	(583)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(60,730)	30,931
Cash and cash equivalents, beginning of year	133,429	102,498

Cash and cash equivalents, end of year	$72,699	$133,429

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CEB Reports Fourth Quarter Results and Provides 2013 Guidance

Feb. 6, 2013

THE CORPORATE EXECUTIVE BOARD COMPANY

Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data)

A reconciliation of each of the non-GAAP measures to the most directly comparable GAAP measure is provided below.

Adjusted Revenue

	Three Months Ended December 31, 2012			Year Ended December 31, 2012
	CEB	SHL	Total	CEB	SHL	Total
Revenue	$155,660	$38,060	$193,720	$564,062	$58,592	$622,654
Impact of the deferred revenue fair value adjustment	—	8,748	8,748	—	17,134	17,134

Adjusted revenue	$155,660	$46,808	$202,468	$564,062	$75,726	$639,788

Adjusted EBITDA

	Three Months Ended December 31, 2012			Three Months Ended December 31, 2011
	CEB	SHL	Total	CEB	SHL	Total
Net income (loss)	$13,519	$(6,338)	$7,181	$16,950	$—	$16,950
Loss from discontinued operations, net of provision for income taxes	—	—	—	2,923	—	2,923

Income (loss) from continuing operations	13,519	(6,338)	7,181	19,873	—	19,873
Interest expense (income), net	6,546	—	6,546	13	—	13
Depreciation and amortization	7,351	8,246	15,597	4,702	—	4,702
Provision for income taxes	11,577	(754)	10,823	14,055	—	14,055
Impact of the deferred revenue fair value adjustment	—	8,748	8,748	—	—	—
Acquisition related costs	1,673	1,570	3,243	—	—	—
Share-based compensation	2,371	126	2,497	1,976	—	1,976

Adjusted EBITDA	$43,037	$11,598	$54,635	$40,619	$—	$40,619

Adjusted EBITDA margin	27.6%	24.8%	27.0%	30.8%	—	30.8%

	Year Ended December 31, 2012			Year Ended December 31, 2011
	CEB	SHL	Total	CEB	SHL	Total
Net income (loss)	$46,440	$(9,389)	$37,051	$52,655	$—	$52,655
Loss from discontinued operations, net of provision for income taxes	—	—	—	4,792	—	4,792

Income (loss) from continuing operations	46,440	(9,389)	37,051	57,447	—	57,447
Interest expense (income), net	10,834	—	10,834	(596)	—	(596)
Depreciation and amortization	24,371	13,487	37,858	16,928	—	16,928
Provision for income taxes	41,463	(3,894)	37,569	38,860	—	38,860
Impact of the deferred revenue fair value adjustment	—	17,134	17,134	—	—	—
Acquisition related costs	22,430	2,099	24,529	—	—	—
Share-based compensation	9,062	152	9,214	8,118	—	8,118

Adjusted EBITDA	$154,600	$19,589	$174,189	$120,757	$—	$120,757

Adjusted EBITDA margin	27.4%	25.9%	27.2%	24.9%	—	24.9%

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CEB Reports Fourth Quarter Results and Provides 2013 Guidance

Feb. 6, 2013

THE CORPORATE EXECUTIVE BOARD COMPANY

Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data)

Adjusted Net Income

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Net income	$7,181	$16,950	$37,051	$52,655
Loss from discontinued operations, net of provision for income taxes	—	2,923	—	4,792

Income from continuing operations	7,181	19,873	37,051	57,447
Impact of the deferred revenue fair value adjustment (1)	6,369	—	12,474	—
Acquisition related costs (1)	2,200	—	18,427	—
Share-based compensation (1)	1,523	1,186	5,587	4,839
Amortization of acquisition related intangibles (1)	6,288	647	12,614	2,031

Adjusted net income	$23,561	$21,706	$86,153	$64,317

Non-GAAP Earnings per Diluted Share

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Earnings per diluted share	$0.21	$0.50	$1.10	$1.53
Loss from discontinued operations, net of provision for income taxes	—	0.09	—	0.14

Earnings per diluted share from continuing operations	0.21	0.59	1.10	1.67
Impact of the deferred revenue fair value adjustment (1)	0.19	—	0.37	—
Acquisition related costs (1)	0.06	—	0.54	—
Share-based compensation (1)	0.04	0.04	0.16	0.14
Amortization of acquisition related intangibles (1)	0.19	0.02	0.38	0.06

Non-GAAP diluted earnings per share	$0.69	$0.65	$2.55	$1.87

(1)	Adjustments are net of the estimated income tax effect using statutory rates based on the relative amounts allocated to each jurisdiction in the applicable period. The following income rates were used: 27% for the deferred revenue fair value adjustment; 25% for acquisition related costs; 39% for share-based compensation; and 31% for amortization of acquisition related intangibles.

With respect to the Company’s 2013 annual guidance, reconciliations net income to Adjusted EBITDA, net income to Adjusted net income, and GAAP diluted earnings per share to Non-GAAP diluted earnings per share as projected for 2013 are not provided because the Company cannot, without unreasonable effort, determine the components of net income and GAAP diluted earnings per share to provide reconciliations for 2013 with certainty at this time.

INVESTOR DAY

CEB will hold its annual Investor Day for institutional investors and sell-side analysts at its Waterview headquarters in Arlington, Virginia on June 14, 2013. At the Investor Day, members of the Company’s senior leadership team will review the Company’s business portfolio, strategy for growth, and financial performance. The Investor Day is by invitation only and registration is required. It will also be webcast live via the Internet on the Company’s web site and a replay will be available following the event.

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